Exhibit 99.1

Date: August 1, 2017	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, August 1, 2017 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2017. Revenues for the quarter ended June 30, 2017 were $138 million, an increase of 7% from revenues of $128 million in the same quarter of the prior year. Earnings per share for the quarter ended June 30, 2017 were $0.46, an increase of 22% from earnings per share of $0.38 in the same quarter of the prior year.

Revenue growth for the quarter was driven by an increase in the Company’s claims management services.  Network Solutions, including Pharmacy Benefit Management (PBM) programs, also had improved results driven by CorVel’s value-added performance for clients.  Payors face increasing pressure to help contain inflating medical costs which has increased interest in the Company’s medical review and provider management services.

The Company recently announced the release of an advanced claims management workstation for the insurance carrier marketplace. The Edge is the latest enhancement from the Company’s integrated risk management system www.caremc.com. This adjustor workstation collects critical claims processing information in real time for integration with legacy claims platforms at workers’ compensation insurers.

CareMC EdgeSM represents the next generation of on demand information processing solutions for risk management. The Company also released a new Return-to-Work module that helps claims professionals work together more easily and productively with clinical experts and employers to help injured employees return to the workplace sooner.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, liability, auto, and health solutions for employers, insurance companies, third party administrators and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results – Income Statement
Quarters Ended June 30, 2016 (unaudited) and June 30, 2017 (unaudited)

Quarter Ended	June 30, 2016	June 30, 2017
Revenues	128,459,000	137,612,000
Cost of revenues	102,877,000	108,829,000
Gross profit	25,582,000	28,783,000
General and administrative	13,461,000	14,629,000
Income from operations	12,121,000	14,154,000
Income tax provision	4,630,000	5,379,000
Net income	7,491,000	8,775,000
Earnings Per Share:
Basic	$0.38	$0.47
Diluted	$0.38	$0.46
Weighted Shares
Basic	19,572,000	18,811,000
Diluted	19,754,000	19,000,000

CorVel Corporation
Quarterly Results – Condensed Balance Sheet
March 31, 2016 (audited) and June 30, 2017 (unaudited)

	March 31, 2017	June 30, 2017
Cash	28,611,000	35,009,000
Customer deposits	32,471,000	31,730,000
Accounts receivable, net	62,841,000	62,768,000
Prepaid taxes and expenses	4,944,000	4,906,000
Property, net	63,042,000	63,152,000
Goodwill and other assets	43,474,000	42,894,000
Total	235,383,000	240,459,000
Accounts and taxes payable	16,583,000	20,679,000
Accrued liabilities	73,468,000	74,761,000
Deferred tax liability	6,686,000	6,358,000
Paid-in capital	135,686,000	138,113,000
Treasury stock	(419,802,000)	(430,989,000)
Retained earnings	422,762,000	431,537,000
Total	235,383,000	240,459,000